UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2014

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Item 1.01 Entry into a Material Definitive Agreement.

The information included or incorporated by reference in Item 2.03 of this Current Report (this “Report”) on Form 8-K is incorporated by reference into this Item 1.01 of this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Martin Midstream Partners L.P. (the “Partnership”) announced on July 1, 2014 that it has amended its revolving credit facility to increase the size of its revolving credit facility to $900,000,000, representing an increase of $262,500,000. The amended credit facility adds new lenders to its syndicate of lenders and improves the covenant package and pricing grid. The revolving credit facility is the Partnership’s primary source of liquidity and matures March 28, 2018.

The press release announcing the increase is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary of material terms of the amendment to the revolving credit facility is not complete, and is qualified in its entirety by the full text of the Third Amendment, dated June 27, 2014, to the Third Amended and Restated Credit Agreement, dated as of March 28, 2013, among the Partnership, Martin Operating Partnership L.P. (the “Operating Partnership”), Royal Bank of Canada and other Lenders as set forth therein, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1
Third Amendment, dated June 27, 2014, to the Third Amended and Restated Credit Agreement, dated as of March 28, 2013, among the Partnership, the Operating Partnership, Royal Bank of Canada and other Lenders as set forth therein.

99.1	Press Release dated July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: July 1, 2014                 By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
10.1
Third Amendment, dated June 27, 2014, to the Third Amended and Restated Credit Agreement, dated as of March 28, 2013, among the Partnership, the Operating Partnership, Royal Bank of Canada and other Lenders as set forth therein.

99.1	Press release dated July 1, 2014.